UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009
SIOUXLAND ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of Incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
1501 Knox Boulevard
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 13, 2009, Siouxland Ethanol, LLC (the “Registrant”) entered into an Eighth Amendment to Credit Agreement (the “Credit Agreement Amendment”) which amends the Credit Agreement the Registrant entered into on May 4, 2006 with Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, as previously amended on October 27, 2006, May 24, 2007, September 25, 2007, April 11, 2008, June 30, 2008, January 30,2009 and February 19, 2009 (the “Credit Agreement”). The Credit Agreement provides, among other things, for a $3,500,000 line of credit which the Registrant uses primarily to finance grain hedging contracts (the “Line of Credit”). Under the Credit Agreement Amendment, the final maturity date of the Line of Credit has been extended to July 1, 2009.
     In addition, the Credit Agreement Amendment amends the covenant relating to capital expenditures by the Registrant in order to allow aggregate capital expenditures of $2,000,000 during the Registrant’s fiscal years 2008 and 2009. For fiscal years 2010 and thereafter, the Registrant’s capital expenditures are limited to $500,000 per year. The amendment was made to accommodate capital expenditures during fiscal 2008 and 2009 relating to the corn oil extraction equipment installed at the Registrant’s ethanol plant.
     The remainder of the material terms of the Credit Agreement remain in effect and were not affected by the Credit Agreement Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

10.1	Eighth Amendment to Credit Agreement, made and entered into effective April 13, 2009, by and between Siouxland Ethanol, LLC and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
April 14, 2009	/s/ Charles Hofland
Charles Hofland, President
and Chief Executive Officer